UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2018

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, on August 20, 2018 (the “Separation Date”), the Company appointed Robert J. Marshall, Jr. as the Chief Financial Officer and Treasurer of the Company and its subsidiaries, succeeding John W. Crowley in those roles. In connection with his termination of employment, Mr. Crowley entered into a separation agreement, effective September 21, 2018, with LMI (the “Separation Agreement”).

Pursuant to the Separation Agreement, subject to his satisfaction of certain obligations, Mr. Crowley will receive (i) a cash severance payment of $656,550, representing his annual base salary, target annual bonus and the portion of his cash long-term incentive plan award that had been achieved, (ii) reimbursement for COBRA premiums and up to $25,000 of outplacement benefits for up to twelve months following the Crowley Separation Date, and (iii) accelerated vesting of 40,838 unvested shares of restricted stock of the Company, subject to transfer restrictions through the original vesting dates of such awards or an earlier change in control, in addition to any amounts required by law or the terms of LMI’s policies and benefit plans. The Separation Agreement includes a confirmation of the restrictive covenants to which Mr. Crowley is currently subject, including confidentiality, non-competition, non-solicitation, no-hire, and invention assignment covenants, and a release of claims in favor of LMI, its affiliates and certain other persons. In addition, pursuant to the Separation Agreement, Mr. Crowley has agreed to provide consulting services to LMI on an as-requested basis through September 28, 2018 and he will be compensated during such time at the same rate as his salary in effect immediately prior to the Separation Date.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to a future filing by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Senior Vice President, Law and Public Policy, General Counsel & Secretary

Date: September 21, 2018